Second Quarter 2019 Earnings Conference Call July 18, 2019 Kelly S. King Chairman and Chief Executive Officer Daryl N. Bible Chief Financial Officer

Forward-Looking Information This presentation contains "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995, regarding the financial condition, results of operations, business plans and the future performance of BB&T. Forward- looking statements are not based on historical facts but instead represent management's expectations and assumptions regarding BB&T's business, the economy and other future conditions. Because forward-looking statements relate to the future, they are subject to inherent uncertainties, risks and changes in circumstances difficult to predict. BB&T's actual results may differ materially from those contemplated by the forward-looking statements. Words such as "anticipates," "believes," "estimates," "expects," "forecasts," "intends," "plans," "projects," "may," "will," "should," "could," and other similar expressions are intended to identify these forward-looking statements. Such statements are subject to factors that could cause actual results to differ materially from anticipated results. While there is no assurance any list of risks and uncertainties or risk factors is complete, important factors that could cause actual results to differ materially from those in the forward-looking statements include the following, without limitation, as well as the risks and uncertainties more fully discussed under Item 1A-Risk Factors in our Annual Report on Form 10-K for the year ended December 31, 2018 and in any of BB&T’s subsequent filings with the Securities and Exchange Commission: = risks, uncertainties and other factors relating to the merger of SunTrust with and into BB&T, including the ability to obtain regulatory approvals and meet other closing conditions to the merger, including approval of the merger by BB&T shareholders and SunTrust shareholders and delay in closing the merger; = general economic or business conditions, either nationally or regionally, may be less favorable than expected, resulting in, among other things, slower deposit and/or asset growth, and a deterioration in credit quality and/or a reduced demand for credit, insurance or other services; = disruptions to the national or global financial markets, including the impact of a downgrade of U.S. government obligations by one of the credit ratings agencies, the economic instability and recessionary conditions in Europe; = changes in the interest rate environment, including interest rate changes made by the Federal Reserve, the discontinuation of LIBOR as an interest rate benchmark, as well as cash flow reassessments may reduce net interest margin and/or the volumes and values of loans and deposits as well as the value of other financial assets and liabilities; = competitive pressures among depository and other financial institutions may increase significantly; = legislative, regulatory or accounting changes, including changes resulting from the adoption and implementation of the Dodd-Frank Act may adversely affect the businesses in which BB&T is engaged; = local, state or federal taxing authorities may take tax positions that are adverse to BB&T; = a reduction may occur in BB&T's credit ratings; = adverse changes may occur in the securities markets; = competitors of BB&T may have greater financial resources or develop products that enable them to compete more successfully than BB&T and may be subject to different regulatory standards than BB&T; = cyber security risks could adversely affect BB&T's business and financial performance or reputation, and BB&T could be liable for financial losses incurred by third parties due to breaches of data shared between financial institutions; = higher-than-expected costs related to information technology infrastructure or a failure to successfully implement future system enhancements could adversely impact BB&T's financial condition and results of operations and could result in significant additional costs to BB&T; = natural or other disasters, including acts of terrorism, could have an adverse effect on BB&T, materially disrupting BB&T's operations or the ability or willingness of customers to access BB&T's products and services; = costs related to the integration of the businesses of BB&T and its merger partners may be greater than expected; = failure to execute on strategic or operational plans, including the ability to successfully complete and/or integrate mergers and acquisitions or fully achieve expected cost savings or revenue growth associated with mergers and acquisitions within the expected time frames could adversely impact financial condition and results of operations; = significant litigation and regulatory proceedings could have a material adverse effect on BB&T; = unfavorable resolution of legal proceedings or other claims and regulatory and other governmental investigations or other inquiries could result in negative publicity, protests, fines, penalties, restrictions on BB&T's operations or ability to expand its business and other negative consequences, all of which could cause reputational damage and adversely impact BB&T's financial conditions and results of operations; = risks resulting from the extensive use of models; = risk management measures may not be fully effective; = deposit attrition, customer loss and/or revenue loss following completed mergers/acquisitions may exceed expectations; and = widespread system outages, caused by the failure of critical internal systems or critical services provided by third parties, could adversely impact BB&T's financial condition and results of operations. Non-GAAP Information This presentation contains financial information and performance measures determined by methods other than in accordance with accounting principles generally accepted in the United States of America ("GAAP"). BB&T's management uses these "non-GAAP" measures in their analysis of the Corporation's performance and the efficiency of its operations. Management believes these non-GAAP measures provide a greater understanding of ongoing operations, enhance comparability of results with prior periods and demonstrate the effects of significant items in the current period. The company believes a meaningful analysis of its financial performance requires an understanding of the factors underlying that performance. BB&T's management believes investors may find these non-GAAP financial measures useful. These disclosures should not be viewed as a substitute for financial measures determined in accordance with GAAP, nor are they necessarily comparable to non-GAAP performance measures that may be presented by other companies. Below is a listing of the types of non-GAAP measures used in this presentation: = The adjusted efficiency ratio is non-GAAP in that it excludes securities gains (losses), amortization of intangible assets, merger-related and restructuring charges and other selected items. BB&T's management uses this measure in their analysis of the Corporation's performance. BB&T's management believes this measure provides a greater understanding of ongoing operations and enhances comparability of results with prior periods, as well as demonstrates the effects of significant gains and charges. = Tangible common equity and related measures are non-GAAP measures that exclude the impact of intangible assets, net of deferred taxes, and their related amortization. These measures are useful for evaluating the performance of a business consistently, whether acquired or developed internally. BB&T's management uses these measures to assess the quality of capital and returns relative to balance sheet risk and believes investors may find them useful in their analysis of the Corporation. = Core net interest margin is a non-GAAP measure that adjusts net interest margin to exclude the impact of purchase accounting. The interest income and average balances for PCI loans are excluded in their entirety as the accounting for these loans can result in significant and unusual trends in yields. The purchase accounting marks and related amortization for a) securities acquired from the FDIC in the Colonial Bank acquisition and b) non-PCI loans, deposits and long-term debt acquired from Susquehanna and National Penn are excluded to approximate their yields at the pre-acquisition rates. BB&T's management believes the adjustments to the calculation of net interest margin for certain assets and liabilities acquired provide investors with useful information related to the performance of BB&T's earning assets. = The adjusted diluted earnings per share is non-GAAP in that it excludes merger-related and restructuring charges and other selected items, net of tax. BB&T's management uses this measure in their analysis of the Corporation's performance. BB&T's management believes this measure provides a greater understanding of ongoing operations and enhances comparability of results with prior periods, as well as demonstrates the effects of significant gains and charges. = The adjusted operating leverage ratio is non-GAAP in that it excludes securities gains (losses), amortization of intangible assets, merger-related and restructuring charges and other selected items. BB&T's management uses this measure in their analysis of the Corporation's performance. BB&T's management believes this measure provides a greater understanding of ongoing operations and enhances comparability of results with prior periods, as well as demonstrates the effects of significant gains and charges. = The adjusted performance ratios are non-GAAP in that they exclude merger-related and restructuring charges, selected items and, in the case of return on average tangible common shareholders' equity, amortization of intangible assets. BB&T's management uses these measures in their analysis of the Corporation's performance. BB&T's management believes these measures provide a greater understanding of ongoing operations and enhances comparability of results with prior periods, as well as demonstrates the effects of significant gains and charges. = EBITDA is a non-GAAP measurement of operating profitability that is calculated by adding back interest, taxes, deprecation and amortization to net income. BB&T's management also adds back merger-related and restructuring charges when calculating adjusted EBITDA. BB&T's management uses this measure in its analysis of the Corporation's Insurance Holdings segment. BB&T's management believes this measure provides a greater understanding of ongoing operations and enhances comparability of results with prior periods, as well as demonstrates the effects of significant gains and charges. A reconciliation of these non-GAAP measures to the most directly comparable GAAP measure is included in the Appendix. Capital ratios are preliminary. 2

Additional Statements Additional Information about the Merger and Where to Find It In connection with the proposed merger with SunTrust, BB&T has filed with the SEC a registration statement on Form S-4 to register the shares of BB&T’s capital stock to be issued in connection with the merger, as amended on May 7, 2019, June 14, 2019 and June 19, 2019. The registration statement was declared effective by the SEC on June 19, 2019. The registration statement includes a joint proxy statement/ prospectus. BB&T and SunTrust commenced mailing the definitive joint proxy statement/prospectus to stockholders on or about June 27, 2019. INVESTORS AND SECURITY HOLDERS ARE URGED TO READ THE REGISTRATION STATEMENT ON FORM S-4, THE JOINT PROXY STATEMENT/PROSPECTUS INCLUDED WITHIN THE REGISTRATION STATEMENT ON FORM S-4 AND ANY OTHER RELEVANT DOCUMENTS FILED OR TO BE FILED WITH THE SEC IN CONNECTION WITH THE PROPOSED TRANSACTION BECAUSE THESE DOCUMENTS DO AND WILL CONTAIN IMPORTANT INFORMATION ABOUT BB&T, SUNTRUST, AND THE PROPOSED TRANSACTION. Investors and security holders may obtain copies of these documents free of charge through the website maintained by the SEC at www.sec.gov or from BB&T at its website, www.bbt.com, or from SunTrust at its website, www.suntrust.com. Documents filed with the SEC by BB&T will be available free of charge by accessing BB&T’s website at http://bbt.com/ under the tab “About BB&T” and then under the heading “Investor Relations” or, alternatively, by directing a request by telephone or mail to BB&T Corporation, 200 West Second Street, Winston-Salem, North Carolina, (336) 733-3065, and documents filed with the SEC by SunTrust will be available free of charge by accessing SunTrust’s website at http://suntrust.com/ under the tab “Investor Relations,” and then under the heading “Financial Information” or, alternatively, by directing a request by telephone or mail to SunTrust Banks, Inc., 303 Peachtree Street, N.E., Atlanta, Georgia 30308, (877) 930-8971. Participants in the Solicitation BB&T, SunTrust and certain of their respective directors and executive officers may be deemed to be participants in the solicitation of proxies from the shareholders of BB&T and SunTrust in connection with the proposed transaction under the rules of the SEC. Certain information regarding the interests of these participants and a description of their direct and indirect interests, by security holdings or otherwise, are included in the joint proxy statement/prospectus regarding the proposed transaction. Additional information about BB&T, and its directors and executive officers, may be found in the definitive proxy statement of BB&T relating to its 2019 Annual Meeting of Shareholders filed with the SEC on March 19, 2019, and other documents filed by BB&T with the SEC. Additional information about SunTrust, and its directors and executive officers, may be found in the definitive proxy statement of SunTrust relating to its 2019 Annual Meeting of Shareholders filed with the SEC on March 8, 2019, and other documents filed by SunTrust with the SEC. These documents can be obtained free of charge from the sources described above. 3

2019 second quarter performance highlights[1]

BB&T

Record Earnings

- Net income[2] was a record $842 million, up 8.6% vs. 2Q18; net income[2] excluding merger-related and restructuring charges and incremental operating expenses related to the merger was a record $868 million, up 9.7% vs 2Q18
- Diluted EPS was a record $1.09, up 10.1% vs. 2Q18; adjusted diluted EPS was a record $1.12, up 10.9% vs. 2Q18
- ROA, ROCE and ROTCE were 1.55%, 11.98% and 19.45%, respectively; adjusted ROA, ROCE and ROTCE were 1.59%, 12.34% and 20.00%, respectively

Strong Fee Income Offsets Curve Flattening

- Record taxable equivalent revenue was $3.1 billion, up 19.8% annualized from 1Q19 and up 5.7% vs. 2Q18
- Fee income was a record $1.4 billion, up $150 million from 1Q19
- Loans held for investment averaged $150.5 billion, up 6.5% annualized vs. 1Q19
- Reported NIM decreased 9 bps to 3.42% and core NIM decreased 10 bps to 3.34% vs. 1Q19

Improved Efficiency

- GAAP efficiency ratio was 57.6% vs. 61.0% in 1Q19
- Adjusted efficiency was 55.1% vs. 56.6% in 1Q19
- Achieved positive operating leverage, both GAAP and adjusted, vs. 1Q19 and 2Q18

Strong Credit Quality

- NPA ratio was 0.23%, a decrease of 3 bps vs. 1Q19 and 5 bps vs. 2Q18
- NCOs were 38 bps vs. 40 bps in 1Q19 and 30 bps in 2Q18

Strategic Highlights

- Continued progress to combine BB&T and SunTrust in merger of equals to create Truist, the premier financial institution
  - Name, headquarters, $60 billion community benefits plan completed; talent selections continue
  - Special shareholder vote set for July 30, 2019
- Selling ~ $4 billion residential mortgage loans in 3Q19 to improve rate risk positioning

1 Includes non-GAAP measures; refer to non-GAAP reconciliation in the attached Appendix for adjusted measures
2 Net income available to common shareholders

4

Selected items affecting earnings Diluted EPS ($ in millions, except per share impact) Pre-Tax After-TaxDiluted EPSImpact Pre -Tax After Tax Impact Merger-related and restructuring charges $ (23) $ (19) $ (0.02) Incremental operating expenses related to the merger1 $ (9) $ (7) $ (0.01) 1 Includes costs not classified as merger-related and restructuring charges that are also excluded from adjusted disclosures. Refer to the non-GAAP disclosures in the Appendix. 5

Strong Commercial and Retail loan growth

BB&T



Average Loans Held for Investment
($ in billions)
$150.0
$140.0
$130.0
$144.1
$146.2
$147.5
$148.1
$150.5
2Q18
3Q18
4Q18
1Q19
2Q19

- Average loans held for investment increased $2.4 billion vs. 1Q19
- Experienced solid loan growth vs. 1Q19 in several portfolios:

C&I	**Leasing**
Corporate Banking	Equipment Finance Leases
Equipment Finance Loans	**Indirect**
Dealer Floor Plan	Dealer Finance
Mortgage Warehouse Lending	Regional Acceptance
Sheffield Commercial	Sheffield Retail

- C&I loan growth supported by seasonal increase in Mortgage Warehouse Lending
- CRE construction decreased 22.2% annualized vs 1Q19

Average Loans Held for Investment
($ in millions)

	2Q19 Average Balance	2Q19 v. 1Q19 Annualized Increase (Decrease)
Commercial:		
C&I	$ 62,563	7.8%
CRE	20,748	(3.0)
Leasing	2,122	20.0
Subtotal-commercial	85,433	5.4
Retail:		
Residential mortgage	32,066	8.9
Direct	11,506	0.5
Indirect	17,879	12.5
Subtotal-retail	61,451	8.3
Revolving credit	3,151	5.3
PCI	432	(20.3)
Total	**$ 150,467**	**6.5%**

- Residential mortgage increased $696 million due to increased volume and correspondent activity
- Direct retail loans grew in 2Q19, reversing a downward trend, driven by improved branch-based auto lending

6

Checking, money market and savings growth offset by other



Average Total Deposits
($ in billions)
$160.0
$140.0
$120.0
$157.7
$157.3
$157.8
$160.0
$159.9
0.57%
0.66%
0.78%
0.95%
1.02%
0.37%
0.43%
0.52%
0.64%
0.68%
1.20%
1.00%
0.80%
0.60%
0.40%
0.20%
2Q18
3Q18
4Q18
1Q19
2Q19
Total Deposits
IBD Cost
Total Deposit Cost

Average Deposits
($ in millions)

	2Q19 Average Balance	2Q19 v. 1Q19 Annualized Increase (Decrease)
Noninterest-bearing deposits	$ 52,680	3.0 %
Interest checking	27,708	1.2
Money market & savings	63,394	0.4
Subtotal	**$ 143,782**	**1.5 %**
Time deposits	15,730	(16.2)
Foreign office deposits – interest-bearing	379	(40.9)
Total deposits	**$ 159,891**	**(0.4)%**



Average Noninterest-Bearing Deposits
($ in billions)
$55.0
$52.5
$50.0
$54.0
$54.2
$53.7
$52.3
$52.7
2Q18
3Q18
4Q18
1Q19
2Q19

- Total deposits averaged $159.9 billion, a decrease of $154 million vs. 1Q19
  - Personal 49.0% of total
  - Business 39.1% of total
  - Public funds 6.9% of total
  - Other 5.0% of total
- Noninterest-bearing deposits decreased 2.4% vs. 2Q18
- Average client deposits[1], which excludes national market funding, increased 2.6% annualized vs. 1Q19
- The percentage of noninterest-bearing deposits to total deposits was 32.9% compared to 32.7% in 1Q19 and 34.2% in 2Q18
- The cost of interest-bearing deposits was 1.02%, up 7 bps vs. 1Q19
- The cost of total deposits was 0.68%, up 4 bps vs. 1Q19

1 Client deposits includes noninterest-bearing, interest checking, money market & savings and time deposits. National market funding includes, foreign office deposits, negotiable time deposits and non-reciprocal money market sweep programs.

7

Asset quality remains excellent Annualized Net Charge-offs / Average Loans ▪ Net charge-offs totaled $142 million, down 2 0.60% bps as a percent of average loans vs. 1Q19 and up 8 bps vs. 2Q18 0.38% 0.40% 0.38% 0.40% 0.35% ▪ Loans 90 days or more past due and still 0.30% accruing as a percent of loans and leases 0.20% decreased 2 bps vs. 1Q19 and decreased 3 bps vs. 2Q18 ▪ Loans 30-89 days past due and still accruing as 0.00% 2Q18 3Q18 4Q18 1Q19 2Q19 a percent of loans and leases increased 3 bps vs. 1Q19 and increased 5 bps vs. 2Q18 Total Nonperforming Assets / Total Assets 0.60% ▪ NPAs remain historically low – NPA ratio decreased 3 bps vs. 1Q19 and is lower than levels prior to 2006 0.40% 0.28% 0.27% 0.26% 0.26% 0.23% 0.20% 0.00% 2Q18 3Q18 4Q18 1Q19 2Q19 8

Allowance coverage ratios remain strong ALLL Coverage Ratios ▪ Coverage ratios improved and remain strong at 2.80x and 3.46x for the allowance 3.49x 3.46x 3.50x to net charge-offs and NPLs, respectively ▪ The ALLL to loans ratio remained at 1.05% 3.05x 2.99x 2.97x – Excluding loans acquired in business 3.00x acquisitions, the ALLL to loans ratio was 1.08%, down 1 bp vs. 1Q19 2.86x 2.80x 2.74x 2.76x ▪ The total provision for credit losses was 2.50x 2.62x $172 million for 2Q19; net charge-offs were $142 million, a reserve build of $30 million, 2.00x primarily due to loan growth 2Q18 3Q18 4Q18 1Q19 2Q19 ALLL to Annualized NCOs ALLL to NPLs HFI 9

Net interest margin decrease reflects yield curve flattening Net Interest Margin 3.55% 3.49% 3.51% ▪ 2Q19 reported NIM decreased 5 bps and 3.45% 3.47% 3.42% 3.45% core NIM decreased 6 bps vs. 1Q19 after 3.44% adjusting for dividends received on NQDCP 3.35% 3.40% 3.37% 3.34% 3.34% assets in 1Q19 3.25% – Lower rates and yield curve flattening slowed 3.15% increases in loan portfolio yields 2Q18 3Q18 4Q18 1Q19 2Q19 – The cost of total interest-bearing liabilities increased 8 bps in 2Q19 vs. 13 bps in 1Q19 Reported NIM Core NIM 1 Change in Net Interest Income 3.00% 1.04% 1.33% ▪ Asset-sensitivity to rising rates decreased as (0.65)% 0.00% BB&T added more fixed rate assets and 0.73% 0.57% short-term funding (3.89)% (0.87)% -3.00% ▪ In declining rate scenarios, core deposit (4.26)% disintermediation is neutralizing the impact -6.00% Down 100 Down 25 Up 100 Up 200 to lower funding costs as lower Fed Funds and LIBOR rates are affecting asset yields at 6/30/19 at 3/31/19 1 See non-GAAP reconciliations included in the attached Appendix 10

Record fee income reflects widespread strong growth

Fee Income Ratio


45.0%
44.0%
43.0%
42.0%
41.0%
40.0%
42.5%
42.3%
42.0%
41.5%
44.4%
2Q18
3Q18
4Q18
1Q19
2Q19

- Insurance income was a record $566 million and increased $56 million from 1Q19 primarily due to seasonality and organic growth
  - Regions Insurance contributed $32 million to 2Q19 insurance income; Excluding Regions Insurance, insurance income was up 11.0% vs. 2Q18
- Investment banking and brokerage fees and commissions increased $20 million due to greater deal activity and increased managed account fees
- Mortgage banking income increased $50 million primarily due to $29 million of net MSR valuation adjustments and seasonally higher mortgage sales volume
- Deposit service charges increased $10 million primarily due to more revenue days in the quarter

Noninterest Income
($ in millions)[1]

	2Q19	2Q19 v. 1Q19 Increase (Decrease)	2Q19 v. 2Q18 Increase (Decrease)
Insurance income	$ 566	44.0%	17.7%
Service charges on deposits	181	23.5	1.1
Investment banking and brokerage fees and commissions	131	72.3	20.2
Mortgage banking income	113	NM	20.2
Trust and investment advisory revenues	70	11.8	(2.8)
Bankcard fees and merchant discounts	77	40.1	6.9
Checkcard fees	59	29.2	3.5
Operating lease income	35	—	(2.8)
Income from bank-owned life insurance	34	85.9	13.3
Securities gains (losses), net	—	—	NM
Other income	86	(22.0)	(5.5)
Total noninterest income	**$ 1,352**	**50.1%**	**10.6%**

- Other income decreased $5 million primarily due to a $20 million decrease from SBIC private equity investments, which was partially offset by sundry items

1 Linked quarter percentages are annualized

11

Significant improvement in efficiency ratio

BB&T



Efficiency Ratio
70.0%
60.0%
50.0%
59.7%
59.5%
60.7%
61.0%
57.6%
57.4%
57.3%
56.5%
56.6%
55.1%
2Q18
3Q18
4Q18
1Q19
2Q19
GAAP
Adjusted[1]

- Adjusted noninterest expense was $1.7 billion, an increase of $33 million vs. 1Q19
- Personnel expense increased $33 million due to:
  - A $43 million increase in incentive-related compensation primarily due to improved fee income

  Partly offset by
  - A $14 million decrease in payroll taxes
- FTEs decreased 563 vs. 1Q19
- Merger-related and restructuring charges of $23 million decreased $57 million vs. 1Q19 and included $18 million for the merger of equals with SunTrust and $5 million for severance and facility-related initiatives

Noninterest Expense
($ in millions) [2]

	2Q19	2Q19 v. 1Q19 Increase (Decrease)	2Q19 v. 2Q18 Increase (Decrease)
Personnel expense	$ 1,120	12.2 %	4.3%
Occupancy and equipment expense	184	(6.4)	(1.6)
Software expense	71	(5.6)	6.0
Outside IT services	29	(13.4)	(9.4)
Regulatory charges	19	22.3	(51.3)
Amortization of intangibles	32	—	3.2
Loan-related expense	30	80.2	15.4
Professional services	31	—	(3.1)
Merger-related and restructuring charges, net	23	NM	(4.2)
Other expense	212	11.7	1.9
Total noninterest expense	**$ 1,751**	**(3.9)%**	**1.8%**
Adjusted noninterest expense[3]	**$ 1,719**	**7.9 %**	**1.4%**

- Incremental operating expenses related to the merger of $9 million increased $7 million vs. 1Q19

1 Refer to the Appendix for appropriate reconciliations of non-GAAP financial measures
2 Linked quarter percentages are annualized
3 Excludes merger-related and restructuring charges and selected items listed on page 16 of the Quarterly Performance Summary

12

Capital, liquidity and payout ratio remain strong Common Equity Tier 1 ▪ 2Q19 dividend payout and total payout ratios 10.5% were 36.8% 10.3% 10.3% ▪ Recommending dividend increase later in July 10.2% 10.2% 10.2% – Proposal to increase the dividend 11.1% to $0.45 to be considered by the Board ▪ Suspended share repurchases in 1Q19 10.0% ▪ Liquidity ratios remain strong 1 – Modified average LCR was 129% 9.5% – Liquid asset buffer was 14.3% 9.0% 2Q18 3Q18 4Q18 1Q19 2Q19 Current quarter regulatory capital information is preliminary 1 Modified average LCR calculated using a three month simple average, which BB&T began disclosing in the first quarter of 2019. Prior to the first quarter of 2019, BB&T disclosed the modified LCR as of period end. 13

Community Banking Retail and Consumer Finance Revenue ($ in millions) Average Loans5 ($ in billions) $1,363 $68.0 $1,277 $1,303 $1,320 $1,274 $63.5 $65.4 $66.0 $65.9 $92 $2.9 $3.1 $3.1 $3.2 $56 $58 $49 $2.8 $5.8 $68 $135 $142 $5.6 $5.9 $5.9 $5.7 $134 $135 $131 $118 $113 $13.7 $112 $115 $105 $12.8 $13.0 $13.1 $13.2 $11.4 $11.6 $11.5 $11.5 $11.4 $922 $956 $968 $952 $976 $30.7 $32.1 $32.4 $32.5 $33.9 2Q18 3Q18 4Q18 1Q19 2Q19 2Q18 3Q18 4Q18 1Q19 2Q19 n Net interest income n Service charges on deposits n Card fees1 n Mortgage6 n Direct Retail Lending n Dealer Retail Services n Mortgage banking income n Other n Sheffield + CEC n Bankcard Other Segment Highlights5 ($ in billions) Average Deposits ($ in billions) 2Q18 3Q18 4Q18 1Q19 2Q19 Loan yield 5.51% 5.61% 5.68% 5.70% 5.65% $79.3 $78.7 $78.0 $78.4 $79.4 Net charge-offs (% of avg. loans) 0.62 0.68 0.81 0.81 0.68 $17.0 $17.0 $16.6 $16.7 $17.4 Nonaccrual loans (% of EOP loans) 0.38 0.38 0.39 0.39 0.34 Cost of interest-bearing deposits 0.28% 0.35% 0.43% 0.53% 0.60% Cost of total deposits 0.22 0.27 0.34 0.42 0.47 Number of branches 1,967 1,958 1,879 1,871 1,787 $62.3 $61.7 $61.4 $61.7 $62.0 Retail mortgage originations2 $ 1.4 $ 1.3 $ 1.1 $ 0.9 $ 1.5 Retail committed line production3 1.8 1.7 1.6 1.5 1.7 Retail originations, excl. mortgage2 2.9 2.6 2.1 2.3 3.3 Purchases4 4.2 3.2 2.2 1.8 3.6 2Q18 3Q18 4Q18 1Q19 2Q19 n n Loans serviced for others (EOP) 88.5 88.3 87.3 86.1 85.1 Interest-bearing Noninterest-bearing 1 Includes bankcard fees and merchant discounts and checkcard fees 2 Production/origination amounts exclude portfolio acquisitions, line and revolving credit commitments 3 Committed line production includes credit line and revolving credit commitments 4 Purchases include portfolio acquisitions and mortgages acquired through correspondent channels 5 Excludes loans held for sale 6 Includes Residential Mortgage and Mortgage Warehouse Lending 14

Community Banking Commercial Revenue ($ in millions) Average Loans1 ($ in billions) $52.6 $52.6 $52.6 $52.6 $52.3 $703 $689 $702 $655 $681 $2.0 $2.1 $2.4 $2.4 $2.3 $50 $49 $51 $48 $48 $62 $62 $60 $63 $62 $19.7 $19.6 $19.4 $19.1 $19.0 $545 $571 $591 $580 $588 $30.9 $30.9 $30.8 $31.1 $31.0 2Q18 3Q18 4Q18 1Q19 2Q19 2Q18 3Q18 4Q18 1Q19 2Q19 n Net interest income n Service charges on deposits n Other n C&I, excl. Dealer Floor Plan n CRE n Dealer Floor Plan & other Other Segment Highlights1 ($ in millions) Average Deposits ($ in billions) 2Q18 3Q18 4Q18 1Q19 2Q19 $59.1 $59.7 $59.7 $58.6 $59.4 Loan yield 4.23% 4.35% 4.51% 4.64% 4.64% Net charge-offs (% of avg. loans) 0.03 0.03 0.06 0.07 0.12 Nonaccrual loans (% of EOP loans) 0.48 0.47 0.44 0.43 0.38 $34.4 $34.6 $34.6 $33.2 $33.0 Cost of interest-bearing deposits 0.70% 0.83% 0.91% 1.06% 1.19% Cost of total deposits 0.29 0.35 0.38 0.46 0.53 $24.7 $25.1 $25.1 $25.4 $26.4 C&I originations - commitments $ 2,712 $ 2,217 $ 2,834 $ 2,244 $ 2,571 CRE originations - commitments 1,783 1,822 1,723 1,393 1,492 2Q18 3Q18 4Q18 1Q19 2Q19 n n Dealer originations - commitments 179 251 187 116 267 Interest-bearing Noninterest-bearing 1 Excludes loans held for sale. 15

Financial Services and Commercial Finance

BB&T

Revenue ($ in millions)



$491
$87
$31
$108
$77
$188
$505
$87
$28
$116
$77
$197
$534
$81
$28
$139
$75
$211
$494
$85
$15
$111
$73
$210
$539
$102
$20
$131
$76
$210
2Q18
3Q18
4Q18
1Q19
2Q19
Net interest income
Trust & investment advisory
Investment banking & brokerage
Mortgage banking income
Other

Average Loans[2] ($ in billions)



$27.2
$1.9
$1.5
$1.9
$21.8
$27.3
$1.9
$1.6
$1.9
$21.8
$28.1
$2.0
$1.6
$1.9
$22.5
$29.0
$2.0
$1.7
$1.8
$23.4
$29.6
$2.1
$1.8
$1.8
$23.8
2Q18
3Q18
4Q18
1Q19
2Q19
C&I
CRE
Commercial Leases
Retail
Other

Other Segment Highlights[1, 2]

	2Q18	3Q18	4Q18	1Q19	2Q19
Loan yield	3.56%	3.70%	3.94%	4.04%	4.02%
Net charge-offs (% of avg. loans)	0.09	0.13	—	0.06	0.15
Nonaccrual loans (% of EOP loans)	0.20	0.14	0.10	0.13	0.08
Cost of interest-bearing deposits	0.99%	1.18%	1.34%	1.53%	1.57%
Cost of total deposits	0.90	1.07	1.22	1.40	1.44
C&I originations - commitments	$ 2,195	$ 2,063	$ 3,779	$ 1,744	$ 2,532
CRE originations - commitments	1,985	1,554	2,618	888	1,961
Invested assets noninterest income	$ 161	$ 166	$ 165	$ 160	$ 169
Invested assets ($ in billions)	164.1	167.8	159.6	162.2	170.4

Average Deposits ($ in billions)



$28.1
$2.5
$25.6
$28.5
$2.6
$25.9
$27.9
$2.5
$25.4
$28.7
$2.4
$26.3
$28.2
$2.3
$25.9
2Q18
3Q18
4Q18
1Q19
2Q19
Interest-bearing
Noninterest-bearing

1 $ in millions except invested assets.
2 Excludes loans held for sale.

16

Insurance Holdings

BB&T

Adjusted EBITDA[1] ($ in millions)



23.7%
18.3%
24.5%
26.1%
28.8%
$120
$87
$127
$140
$171
2Q18
3Q18
4Q18
1Q19
2Q19
Adjusted EBITDA[1]
Adjusted EBITDA Margin

Other Segment Highlights ($ in millions)

	2Q18	3Q18	4Q18	1Q19	2Q19
Total revenue	$ 506	$ 475	$ 518	$ 538	$ 595
Performance based comm.	$ 14	$ 13	$ 19	$ 16	$ 14
Net acquired revenue	$ —	$ 33	$ 35	$ 46	$ 34
YoY organic revenue growth[2]	5.2%	6.7%	9.5%	6.7%	11.6%

Revenue ($ in millions)



$506
$19
$215
$272
$475
$19
$232
$224
$518
$19
$258
$241
$538
$21
$273
$244
$595
$22
$252
$321
2Q18
3Q18
4Q18
1Q19
2Q19
Wholesale
Retail
Premium Finance

1 EBITDA is a non-GAAP measurement of operating profitability that is calculated by adding back interest, taxes, deprecation and amortization to net income. BB&T's management also adds back merger-related and restructuring charges when calculating adjusted EBITDA. BB&T's management uses this measure in its analysis of the Corporation's Insurance Holdings segment. BB&T's management believes this measure provides a greater understanding of ongoing operations and enhances comparability of results with prior periods, as well as demonstrates the effects of significant gains and charges. See non-GAAP reconciliations included in the attached Appendix.

2 Organic commission and fee revenue excludes performance based commissions, revenue from acquisitions within the previous 12 months, non-commission revenues and is further adjusted for insurance commissions recognized in other segments and the impacts from changes in accounting policies.

17

Strong Fee Income Performance – Insurance Holdings Revenue ($ in millions) ▪ Strong results across all lines of 17.6% $595 business $506 ▪ July 2018 acquisition of Regions Insurance Group (RIG) added $32M in revenue and continues to meet expectations ▪ YoY new business up 9% with ongoing 2Q18 2Q19 > high retention rates 1 Organic Growth ▪ Economic fundamentals favorable for 11.6% growth +640bps ▪ P&C market conditions are stable to improving with pockets of tightening in 5.2% commercial lines 2Q18 2Q19 1 Organic commission and fee revenue excludes performance based commissions, revenue from acquisitions within the previous 12 months, non-commission revenues and is further adjusted for insurance commissions recognized in other segments and the impacts from changes in accounting policies. 18

Strong Fee Income Performance – Insurance Holdings Adjusted EBITDA1 ($ in millions) ▪ Continued focus on enhancing margin 42.5% $171 profile with improved performance across all lines of business $120 ▪ Exceeding RIG synergies cost savings ▪ Organic growth and strong expense control driving margin expansion 2Q18 2Q19 ▪ Optimizing operations and > differentiating with data and analytics 1 Adjusted EBITDA Margin to improve customer experience 28.8% 23.7% +510bps 2Q18 2Q19 1 EBITDA is a non-GAAP measurement of operating profitability that is calculated by adding back interest, taxes, deprecation and amortization to net income. BB&T's management also adds back merger-related and restructuring charges when calculating adjusted EBITDA. BB&T's management uses this measure in its analysis of the Corporation's Insurance Holdings segment. BB&T's management believes this measure provides a greater understanding of ongoing operations and enhances comparability of results with prior periods, as well as demonstrates the effects of significant gains and charges. See non-GAAP reconciliations included in the attached Appendix. 19

3Q19 and full-year 2019 outlook Category 3Q19 Average total loans held for investment Down 4% - 6% annualized vs. 2Q19 (ex mortgage sale: Up 4% - 6% annualized vs. 2Q19) Credit quality NCOs expected to be 35 - 45 bps Net interest margin GAAP and Core NIM down 4 - 8 bps vs. 2Q19 (ex mortgage sale: GAAP and Core NIM down 1 - 5 bps vs. 2Q19) Noninterest income Up 2% - 4% vs. 3Q18 Expenses1 Flat vs. 3Q18 Effective tax rate 20% - 21% Category Full-year 2019 Average total loans held for investment Up 2% - 4% vs. 2018 Credit quality NCOs expected to be 30 - 50 bps Revenue1,2,3 Up 2% - 4% vs. 2018 Expenses1,2 Flat vs. 2018 Effective tax rate 20% 1 Excludes merger-related and restructuring charges and selected items listed on page 16 of the Quarterly Performance Summary 2 Includes Regions Insurance Group 3 Taxable-equivalent 20

Merger of Equals Update

Highly Synergistic; Financially Compelling; Transformative

Continued Momentum

- EM continues to meet weekly to guide organizational design and oversee integration process
- April 25: FDIC public hearing in Charlotte
- May 3: FRB public hearing in Atlanta

  ~1,000 public comments received, ~95% in support of merger
- May 7: Submitted joint capital plan
- May 13: Named direct reports to EM (~150 positions)
- May 20: Launched internal culture survey
- June 5: Announced increased community investments and philanthropy levels in Atlanta and Piedmont Triad
- June 12: Announced headquarters building in Charlotte and new name (Truist)
- June 27: Mailed joint merger proxy statement to BB&T and SunTrust shareholders
- July 1: Named next 1-2 levels of management (~850 positions)
- July 10: Received regulatory approval from North Carolina Commissioner of Banks
- July 16: Announced community benefits plan
- Preparing for legal day 1 and making best of breed decisions on key technology ecosystems

Next Steps

- Continue foundational work for new, integrated culture
- Continue brand development process
- Continue organizational design process
- Finalize and receive approval for divestiture commitments and undertake marketing process
- July 24: Hearing with U.S. House Committee on Financial Services
- July 30: BB&T and SunTrust shareholder meetings
- Approximately 75% of Truist management expected to be named by end of August
- Receipt of remaining regulatory approvals

Continued confidence in achieving ~$1.6bn of cost synergies (net of investments)

21

Appendix

Supplemental information

Purchase accounting summary

(Dollars in millions)

	Acc. Yield			PA Mark	
	Acquired Loans[1]	Non-PCI Loans[2]	Liabilities[3]	Securities[4]
Balance, March 31, 2019	$ (287)	$ (90)	$ (12)	$ (361)
Net interest income:				
Normal accretion/amortization	17	7	1	1
Cash recoveries/early payoffs	7	6	—	2
Total net interest income	24	13	1	3
Other	(3)	—	—	13
Balance, June 30, 2019	$ (266)	$ (77)	$ (11)	$ (345)
NBV/amortized cost of related assets (liabilities) at June 30, 2019	$ 421	$ 5,309	$ (164)	$ 207

1 Accretable yield represents the difference between total expected cash flows and the carrying value of the related loan pools. It is recognized using level-yield method over the remaining expected life of the pools (subject to future cash-flow reassessments). Includes all PCI loans and other loans acquired from Colonial that are accounted for under ASC 310-30.
2 Purchase accounting loan marks on Susquehanna and National Penn non-PCI loans represents the total mark, including credit and interest, and are recognized using level-yield method over the remaining life of the individual loans or recognized in full in the event of prepayment. Not subject to future cash flow reassessments.
3 Purchase accounting marks on liabilities represents interest rate marks on Susquehanna and National Penn time deposits and long-term debt and are recognized using level-yield method over the term of the liability.
4 Purchase accounting securities marks represents securities acquired in the Colonial acquisition and are recognized using level-yield method over the contractual maturity of the underlying securities. The mark is also used for payment shortfalls and credit losses.

A-1

Non-GAAP reconciliations

Efficiency ratio

(Dollars in millions)

	Quarter Ended					Year-to-Date	
	June 30 2019	March 31 2019	Dec. 31 2018	Sept. 30 2018	June 30 2018	June 30 2019	June 30 2018
Efficiency ratio numerator - noninterest expense - GAAP	$ 1,751	$ 1,768	$ 1,784	$ 1,742	$ 1,720	$ 3,519	$ 3,406
Amortization of intangibles	(32)	(32)	(34)	(33)	(31)	(64)	(64)
Merger-related and restructuring charges, net	(23)	(80)	(76)	(18)	(24)	(103)	(52)
Incremental operating expenses related to the merger	(9)	(2)	—	—	—	(11)	—
Efficiency ratio numerator - adjusted	$ 1,687	$ 1,654	$ 1,674	$ 1,691	$ 1,665	$ 3,341	$ 3,290
Efficiency ratio denominator - revenue[1] - GAAP	$ 3,042	$ 2,898	$ 2,940	$ 2,926	$ 2,879	$ 5,940	$ 5,692
Taxable equivalent adjustment	24	24	24	27	22	48	45
Securities (gains) losses, net	—	—	(2)	—	(1)	—	(1)
Efficiency ratio denominator - adjusted	$ 3,066	$ 2,922	$ 2,962	$ 2,953	$ 2,900	$ 5,988	$ 5,736
Efficiency ratio - GAAP	**57.6%**	**61.0%**	**60.7%**	**59.5%**	**59.7%**	**59.3%**	**59.8%**
Efficiency ratio - adjusted[2]	**55.1**	**56.6**	**56.5**	**57.3**	**57.4**	**55.8**	**57.4**

1 Revenue is defined as net interest income plus noninterest income.

2 The adjusted efficiency ratio is non-GAAP in that it excludes securities gains (losses), amortization of intangible assets, merger-related and restructuring charges and other selected items. BB&T's management uses this measure in their analysis of the Corporation's performance. BB&T's management believes this measure provides a greater understanding of ongoing operations and enhances comparability of results with prior periods, as well as demonstrates the effects of significant gains and charges.

A-2

BB&T

Non-GAAP reconciliations

Calculations of tangible common equity and related measures

(Dollars in millions, except per share data, shares in thousands)

	As of / Quarter Ended				
	June 30 2019	March 31 2019	Dec. 31 2018	Sept. 30 2018	June 30 2018
Common shareholders' equity	$ 28,650	$ 27,770	$ 27,069	$ 26,895	$ 26,727
Less: Intangible assets, net of deferred taxes	10,317	10,326	10,360	10,407	10,052
Tangible common shareholders' equity[1]	$ 18,333	$ 17,444	$ 16,709	$ 16,488	$ 16,675
Outstanding shares at end of period	766,010	765,920	763,326	770,620	774,447
Common shareholders' equity per common share	**$ 37.40**	**$ 36.26**	**$ 35.46**	**$ 34.90**	**$ 34.51**
Tangible common shareholders' equity per common share[1]	**23.93**	**22.78**	**21.89**	**21.40**	**21.53**
Net income available to common shareholders	$ 842	$ 749	$ 754	$ 789	$ 775
Plus amortization of intangibles, net of tax	24	25	25	26	24
Tangible net income available to common shareholders[1]	$ 866	$ 774	$ 779	$ 815	$ 799
Average common shareholders' equity	$ 28,188	$ 27,432	$ 26,860	$ 26,782	$ 26,483
Less: Average intangible assets, net of deferred taxes	10,326	10,343	10,391	10,409	10,068
Average tangible common shareholders' equity[1]	$ 17,862	$ 17,089	$ 16,469	$ 16,373	$ 16,415
Return on average common shareholders' equity	**11.98%**	**11.08%**	**11.14%**	**11.69%**	**11.74%**
Return on average tangible common shareholders' equity[1]	**19.45**	**18.36**	**18.77**	**19.74**	**19.52**

1 Tangible common equity and related measures are non-GAAP measures that exclude the impact of intangible assets, net of deferred taxes, and their related amortization. These measures are useful for evaluating the performance of a business consistently, whether acquired or developed internally. BB&T's management uses these measures to assess the quality of capital and returns relative to balance sheet risk and believes investors may find them useful in their analysis of the Corporation.

A-3

Non-GAAP reconciliations

Core NIM

(Dollars in millions)

	Quarter Ended				
	June 30 2019	March 31 2019	Dec. 31 2018	Sept. 30 2018	June 30 2018
Net interest income - GAAP	$ 1,690	$ 1,696	$ 1,705	$ 1,687	$ 1,657
Taxable-equivalent adjustment	24	24	24	27	22
Net interest income - taxable-equivalent	1,714	1,720	1,729	1,714	1,679
Interest income - PCI loans	(24)	(20)	(26)	(26)	(26)
Accretion of mark on Susquehanna and National Penn non-PCI loans	(13)	(11)	(15)	(18)	(18)
Accretion of mark on Susquehanna and National Penn liabilities	(1)	(2)	(2)	(2)	(4)
Accretion of mark on securities acquired from FDIC	(3)	(4)	(2)	(3)	(7)
Net interest income - core[1]	$ 1,673	$ 1,683	$ 1,684	$ 1,665	$ 1,624
Average earning assets - GAAP	$ 200,839	$ 197,721	$ 197,213	$ 196,200	$ 195,094
Average balance - PCI loans	(432)	(455)	(486)	(518)	(559)
Average balance - mark on Susquehanna and National Penn non-PCI loans	83	95	108	125	143
Average balance - mark on securities acquired from FDIC	359	363	366	368	373
Average earning assets - core[1]	$ 200,849	$ 197,724	$ 197,201	$ 196,175	$ 195,051
Annualized net interest margin:					
Reported - taxable-equivalent	**3.42%**	**3.51%**	**3.49%**	**3.47%**	**3.45%**
Core[1]	**3.34**	**3.44**	**3.40**	**3.37**	**3.34**

1 Core net interest margin is a non-GAAP measure that adjusts net interest margin to exclude the impact of purchase accounting. The interest income and average balances for PCI loans are excluded in their entirety as the accounting for these loans can result in significant and unusual trends in yields. The purchase accounting marks and related amortization for a) securities acquired from the FDIC in the Colonial Bank acquisition and b) non-PCI loans, deposits and long-term debt acquired from Susquehanna and National Penn are excluded to approximate their yields at the pre-acquisition rates. BB&T's management believes the adjustments to the calculation of net interest margin for certain assets and liabilities acquired provide investors with useful information related to the performance of BB&T's earning assets.

A-4

Non-GAAP reconciliations Diluted EPS (Dollars in millions, except per share data, shares in thousands) Quarter Ended June 30 March 31 Dec. 31 Sept. 30 June 30 YTD June 30 2019 2019 2018 2018 2018 2019 2018 Net income available to common shareholders - GAAP $ 842 $ 749 $ 754 $ 789 $ 775 $ 1,591 $ 1,520 Merger-related and restructuring charges 19 64 59 13 17 83 39 Incremental operating expenses related to the merger 7 1 — — — 8 — Securities gains (losses), net — — (1) — (1) — (1) Net income available to common shareholders - adjusted1 $ 868 $ 814 $ 812 $ 802 $ 791 $ 1,682 $ 1,558 Weighted average shares outstanding - diluted 774,603 774,071 775,402 781,867 785,750 774,329 788,362 Diluted EPS - GAAP $ 1.09 $ 0.97 $ 0.97 $ 1.01 $ 0.99 $ 2.06 $ 1.93 Diluted EPS - adjusted1 1.12 1.05 1.05 1.03 1.01 2.17 1.98 1 The adjusted diluted earnings per share is non-GAAP in that it excludes merger-related and restructuring charges and other selected items, net of tax. BB&T's management uses this measure in their analysis of the Corporation's performance. BB&T's management believes this measure provides a greater understanding of ongoing operations and enhances comparability of results with prior periods, as well as demonstrates the effects of significant gains and charges. A-5

BB&T

Non-GAAP reconciliations

Operating leverage[1]

(Dollars in millions)

	Quarter Ended June 30 2019	Quarter Ended March 31 2019	Quarter Ended June 30 2018	% Growth 2Q19 vs. 1Q19 (annualized)	% Growth 2Q19 vs. 2Q18
Revenue[2] - GAAP	$ 3,042	$ 2,898	$ 2,879	19.9%	5.7%
Taxable equivalent adjustment	24	24	22		
Securities (gains) losses, net	—	—	(1)		
Revenue[2] - adjusted	$ 3,066	$ 2,922	$ 2,900	19.8%	5.7%
Noninterest expense - GAAP	$ 1,751	$ 1,768	$ 1,720	(3.9)%	1.8%
Amortization of intangibles	(32)	(32)	(31)		
Merger-related and restructuring charges, net	(23)	(80)	(24)		
Incremental operating expenses related to the merger	(9)	(2)	—		
Noninterest expense - adjusted	$ 1,687	$ 1,654	$ 1,665	8.0%	1.3%
Operating leverage - GAAP				**23.8%**	**3.9%**
Operating leverage - adjusted[3]				**11.8**	**4.4%**

1 Operating leverage is defined as percentage growth in revenue growth less percentage growth in noninterest expense.
2 Revenue is defined as net interest income plus noninterest income.
3 The adjusted operating leverage ratio is non-GAAP in that it excludes securities gains (losses), amortization of intangible assets, merger-related and restructuring charges and other selected items. BB&T's management uses this measure in their analysis of the Corporation's performance. BB&T's management believes this measure provides a greater understanding of ongoing operations and enhances comparability of results with prior periods, as well as demonstrates the effects of significant gains and charges.

A-6

Non-GAAP reconciliations Performance ratios (Dollars in millions, except per share data, shares in thousands) Quarter Ended June 30, 2019 Common Tangible Assets Equity Common Equity2 Net income - GAAP $ 885 Net income available to common shareholders - GAAP $ 842 $ 842 Merger-related and restructuring charges 19 19 19 Incremental operating expenses related to the merger 7 7 7 Amortization of intangibles, net of tax — — 24 Numerator - adjusted1 $ 911 $ 868 $ 892 Average assets $ 229,249 Average common shareholders' equity $ 28,188 $ 28,188 Plus: Estimated impact of adjustments on denominator — 13 13 Less: Average intangible assets, net of deferred taxes (10,326) Denominator - adjusted1 $ 229,249 $ 28,201 $ 17,875 Reported ratio 1.55% 11.98% 19.45% Adjusted ratio 1.59 12.34 20.00 1 The adjusted performance ratios are non-GAAP in that they exclude merger-related and restructuring charges, selected items and, in the case of return on average tangible common shareholders' equity, amortization of intangible assets. BB&T's management uses these measures in their analysis of the Corporation's performance. BB&T's management believes these measures provide a greater understanding of ongoing operations and enhances comparability of results with prior periods, as well as demonstrates the effects of significant gains and charges. 2 Tangible common equity - reported ratio is a non-GAAP measure. See the non-GAAP reconciliation on page A-3 A-7

Non-GAAP reconciliations

Insurance Holdings Adjusted EBITDA

(Dollars in millions)

	Quarter Ended				
	June 30 2019	March 31 2019	Dec. 31 2018	Sept. 30 2018	June 30 2018
Segment net interest income	$ 25	$ 23	$ 22	$ 23	$ 22
Noninterest income	570	515	496	452	484
Total revenue	$ 595	$ 538	$ 518	$ 475	$ 506
Segment net income (loss) - GAAP	$ 111	$ 88	$ 77	$ 43	$ 73
Provision (benefit) for income taxes	38	30	26	15	25
Depreciation & amortization	20	20	21	21	17
EBITDA	169	138	124	79	115
Merger-related and restructuring charges, net	2	2	3	8	5
Adjusted EBITDA[1]	$ 171	$ 140	$ 127	$ 87	$ 120
Adjusted EBITDA[1] margin	**28.8%**	**26.1%**	**24.5%**	**18.3%**	**23.7%**

1 EBITDA is a non-GAAP measurement of operating profitability that is calculated by adding back interest, taxes, deprecation and amortization to net income. BB&T's management also adds back merger-related and restructuring charges when calculating adjusted EBITDA. BB&T's management uses this measure in its analysis of the Corporation's Insurance Holdings segment. BB&T's management believes this measure provides a greater understanding of ongoing operations and enhances comparability of results with prior periods, as well as demonstrates the effects of significant gains and charges.

A-8